Exhibit 3.02

UNITED STATES OF AMERICA

State of Louisiana

UNION JUSTICE AND CONFIDENCE

Jay Dardenne
SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that a copy of the Articles of Organization and Initial Report of

PEBBLE U.S. MARKET FUND, L.L.C.

Domiciled at METAIRIE, LOUISIANA,

Was filed and recorded in this Office on August 06, 2009,

And all fees having been paid as required by law, the limited liability company is authorized to transact business in this State, subject to the restrictions imposed by law, including the provisions of R.S. Title 12, Chapter 22.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

August 6, 2009

BBU 37113875K

Secretary of State

STATE OF LOUISIANA · UNION JUSTICE CONFIDENCE · SECRETARY OF STATE

CERTIFICATE SS 102 PRINTED SEAL (Rev. 11/00)

JAY DARDENNE SECRETARY OF STATE RECEIVED & FILED DATE AUG 06 2009

ARTICLES OF ORGANIZATION

OF

PEBBLE U.S. MARKET FUND, L.L.C.

The undersigned, a person of the full age of majority, acting as the organizer of a limited liability company under Chapter 22 of Title 12 of the Louisiana Revised Statutes Annotated, does hereby form, effective August 6, 2009, a limited liability company under such law and for such purposes does hereby adopt the following Articles of Organization.

1.  The name of the limited liability company organized pursuant to these articles of organization shall be Pebble U.S. Market Fund, L.LC.

2.  The object and purpose for which the Company is formed shall be to engage in any lawful activity for which limited liability companies may be formed under Chapter 22 of Title 12 of the Louisiana Revised Statutes Annotated.

3.  The operation of the Company shall be governed by a written operating agreement (the "Operating Agreement").

4.  The duration Of this limited liability company is perpetual.

5.  The business of this limited liability company shall be managed by a manager, who may be, but shall not be required to be, a member of this limited liability company. The initial manager of Pebble U.S. Market Fund, L.L.C. is Pebble Asset Management, L.L.C. Except as authorized by the manager(s), no member is an agent of this limited liability company or has the authority to make any contracts, enter into any transactions, or make any commitments on behalf of this limited liability company.

6.  In addition to the general authority of the manager(s) of this limited liability company to act on behalf of this limited liability company in all matters in the ordinary course of business, which is hereby confirmed, the manager(s) of this limited liability company are hereby specifically authorized to act on behalf of this limited liability company as follows: (a) to enter into and carry out contracts and agreements of all kinds including but not limited to opening accounts at a bank or other financial institution; (b) to enter into and carry out contracts and agreements of all kinds including but not limited to opening securities accounts at a brokerage firm or other financial institution, including, but not limited to, investment and management of stocks, bonds, notes, commodities and futures; (c) to bring and defend actions at law or in equity; (d) to buy, acquire, sell, lease, convey, exchange, agree to sell or buy, dispose of, manage, lease or operate real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal, including all property now owned or hereinafter acquired by this limited liability company, for such consideration as the manager(s) may deem appropriate, including for cash, credit, a combination of both or exchange of property rights, with such acts and agreements to contain such terms and conditions as the manager(s) may deem necessary, proper and/or advisable; (e) to borrow monies for the business of this limited liability company from any bank, financial institution, corporation, person or entity and guaranty the debts and obligations of any person or entity and from time to time make, execute and issue promissory notes and other negotiable or non-negotiable instruments, continuing guaranties or evidences of indebtedness, all to be on such terms and conditions and to contain such rates of interest and repayment terms as the rnanager(s) may deem necessary; (f) to assign, pledge, mortgage or grant security interests in or otherwise encumber any real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal including all property now owned or hereinafter acquired by this limited liability company, and to execute and bind this limited liability company on any mortgage, assignment, security agreement, financing statement, pledges or any other document creating such encumbrances to secure the obligations of this limited liability company or any other person or entity with such documents to contain the usual and customary security clauses, including without limitation a confession of judgment, waiver of appraisal and pact de non alienando, all upon such terms and conditions as the manager(s) may deem proper; and (g) to do and perform all such other things as may be in furtherance of this limited liability company's purpose and necessary or appropriate to the conduct of its business.

7.  Persons dealing with this limited liability company may rely upon a certificate of Pebble Asset Management, L.L.C., the initial managers of this limited liability company, to establish the membership of any member, the authenticity of any records of this limited liability company, or the authority of any person to act on behalf of this limited liability company, including but not limited to the authority to take the actions referred to in La. R.S. 12:1318(B).

8.  At any time there are no members, provided that the limited liability company is not dissolved and is not required to be wound up, and unless otherwise provided in an operating agreement of this limited liability company, within 90 days of the occurrence of the event that terminated the continued membership of the last remaining member, the executor, administrator or other legal representative of the last remaining member may agree in writing to continue the limited liability company and to the admission of the executor, administrator or other legal representative of such member or its nominee(s) or designee(s) to the limited liability company as a member(s), effective as of the occurrence of the event that terminated the continued membership of the last remaining member.

9.  The full name and street address of the organizer is:

Richard Clement
3500 N. Causeway Blvd, Suite 160
Metairie, LA 70002

Thus executed on this 6th day of July 2009

/s/ Richard Clement
Richard Clement, ORGANIZER

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF ORLEANS

BE IT KNOWN, that on this 6th day of August, 2009, before me, the undersigned Notary Public, duly commissioned, qualified and Sworn within and for the State and Parish aforesaid, personally came and appeared Richard Clement to me known to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument of his own free will, as his own act and deed, for the uses, purposes and benefits therein expressed.

WITNESSES :

/s/ Philippe J. Langlois	/s/ Richard Clement
Print Name: Philippe J. Langlois	Richard Clement, ORGANIZER

/s/ Betty Giandelone
Print Name: Betty Giandelone

INITIAL REPORT

OF

PEBBLE U.S. MARKET FUND, L.L.C.

1.   The location and municipal address of the company's registered office is:

3500 N. Causeway Blvd, Suite 160
Metairie, LA 70002

2.   The full name and municipal address of the company's registered agent is:

Philippe J. Langlois
909 Poydras Street
Suite 2300
New Orleans, Louisiana 70112

3.    The names and municipal addresses of the company's managers are:

Pebble Asset Management, L.L.C.
c/o Richard Clement
3500 N. Causeway Blvd, Suite 160
Metairie, LA 70002

/s/ Richard Clement
Richard Clement, ORGANIZER

AGENT'S AFFIDAVIT AND ACKNOWLEDGMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of PEBBLE U.S. MARKET FUND, L.L.C.

/s/ Philippe J. Langlois
Philippe J. Langlois

Sworn to and subscribed before me
this 6th day of August, 2009